UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2007

Kosan Biosciences Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31633	94-3217016
(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place, Hayward, CA 94545

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 732-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 8, 2007, Kosan Biosciences Incorporated (the “Company”) entered into a Placement Agent Agreement with Cowen and Company, LLC, Leerink Swan & Company and Rodman & Renshaw, LLC, as placement agents, relating to the offering, issuance and sale to selected institutional investors (the “Investors”) of up to an aggregate of 7,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a purchase price of $6.50 per share. The net offering proceeds to the Company are expected to be approximately $42.3 million after deducting placement agents’ fees and estimated offering expenses. The sale of the Shares is being made pursuant to Subscription Agreements, dated February 8, 2007, with each of the Investors.

The common stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on February 9, 2007, in connection with a shelf takedown from our registration statement on Form S-3 (File no. 333-108909), which became effective on October 3, 2003. A copy of the opinion of Cooley Godward Kronish LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On February 9, 2007, the Company issued a press release announcing the offering and sale of the Shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Description
1.1	Placement Agent Agreement dated February 8, 2007, by and among Kosan Biosciences Incorporated, Cowen and Company, LLC, Leerink Swan & Company and Rodman & Renshaw, LLC

5.1	Opinion of Cooley Godward Kronish LLP

10.1	Form of Subscription Agreement

23.1	Consent of Cooley Godward Kronish LLP (included as part of Exhibit 5.1)

99.1	Press release issued by Kosan Biosciences Incorporated on February 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kosan Biosciences Incorporated

Dated: February 9, 2007	By:	/s/ MARGARET A. HORN
Margaret A. Horn
Senior Vice President, Legal and Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Number	Description
1.1	Placement Agent Agreement dated February 8, 2007, by and among Kosan Biosciences Incorporated and Cowen and Company, LLC, Leerink Swan & Company and Rodman & Renshaw, LLC

5.1	Opinion of Cooley Godward Kronish LLP

10.1	Form of Subscription Agreement

23.1	Consent of Cooley Godward Kronish LLP (included as part of Exhibit 5.1)

99.1	Press Release issued by Kosan Biosciences Incorporated on February 9, 2007